Execution Copy
AMENDMENT NO. 1
TO
BUSINESS COMBINATION AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”), dated as of April 14, 2013, to the BUSINESS COMBINATION AGREEMENT (the “Agreement”), dated as of October 3, 2012, by and among DEUTSCHE TELEKOM AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), T-MOBILE GLOBAL ZWISCHENHOLDING GMBH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of the Federal Republic of Germany (“Global”), T-MOBILE GLOBAL HOLDING GMBH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of the Federal Republic of Germany (“Holding”), T-MOBILE USA, INC., a Delaware corporation (“TMUS”), and METROPCS COMMUNICATIONS, INC., a Delaware corporation (“MetroPCS”).
RECITALS
WHEREAS, Section 7.2 of the Agreement permits the parties to amend the Agreement by an instrument in writing duly executed;
WHEREAS, the parties hereto desire to amend the Agreement as provided herein; and
WHEREAS, the MetroPCS Board has (a) approved the execution, delivery and performance of this Amendment, (b) determined that the New MetroPCS Certificate is advisable in connection with the Transaction in accordance with the provisions of the DGCL, and (c) resolved to recommend the approval of the New MetroPCS Certificate and the MetroPCS Share Issuance by the MetroPCS Stockholders, upon the terms and subject to the conditions set forth in the Agreement, as amended by this Amendment, and in accordance with the provisions of the DGCL and the rules and regulations of the NYSE, as applicable.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I
Definitions and Terms
1.1    Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning given to such term in the Agreement. Each reference herein to “the date of this Amendment” shall refer to the date first set forth above and each reference to “the date of this Agreement” or similar references shall refer to October 3, 2012.

Article II
AMENDMENTS TO THE AGREEMENT
2.1    Effective Time of Closing.
(a)    Section 1.1 of the Agreement is amended by (i) deleting “12:01 a.m.” and replacing it with “11:59 p.m.” in the definition of “Adjustment Amount” therein; and (ii) deleting “12:01 a.m.” and replacing it with “11:59 p.m.” in the definition of “Spending Deficiency Amount” therein.
(b)    Section 2.5 of the Agreement is amended by deleting “12:01 a.m.” and replacing it with “11:59 p.m.” therein.
2.2    Amendment to Section 4.13 of the Agreement. Section 4.13(b) of the Agreement shall be amended and restated in its entirety as follows:
(b)    Prior to or on the Closing Date, unless an alternative structure shall have been agreed by the Parties in good faith, the Parties shall effect the following transactions (which will result in the issuance by TMUS to DT or one of its Subsidiaries of DT Notes in the aggregate principal amount of $11,200,000,000 and the elimination of all Intercompany Indebtedness, other than the DT Notes, owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries)):
(i)    DT shall cause TMUS and its Subsidiaries to assign to Holding, and Holding shall assume and procure the release of TMUS and its Subsidiaries from, all obligations under an amount of Intercompany Indebtedness owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries) equal to the excess of (A) the amount of Intercompany Indebtedness owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries) (including any accrued interest thereon and all other amounts payable by, and other obligations (including contingent obligations) of, TMUS and its Subsidiaries thereunder and under all related documentation), over (B) $11,200,000,000 (such excess, the “Assumption Amount”), in exchange for an obligation of TMUS to disburse to Holding the Cash Amount. The excess, if any, of the Assumption Amount over the Cash Amount shall be treated as a capital contribution by Holding to TMUS. “Cash Amount” shall mean an amount determined by DT and Holding, not to exceed the sum of the receivable of TMUS described in clause (iv) hereof and any cash held by TMUS and its Subsidiaries available for distribution to DT or its Subsidiaries (except TMUS and its Subsidiaries) as a dividend on or prior to the Closing Date.
(ii)    DT shall cause TMUS and its Subsidiaries to assign, and DT or one of its Subsidiaries designated by DT shall assume and procure the release of TMUS and its Subsidiaries from all obligations under, all Intercompany Indebtedness owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries), determined after giving effect to the transactions described in clause (i) hereof (which, after giving effect to the transactions described in clause (i) hereof, shall have an aggregate principal amount of $11,200,000,000), including any accrued interest thereon and all other amounts payable by, and other obligations

(including contingent obligations) of, TMUS and its Subsidiaries thereunder and under all related documentation, in exchange for an obligation of TMUS to disburse to DT or one of its Subsidiaries designated by DT the principal amount of and all accrued interest on the Intercompany Indebtedness so assumed and all other amounts payable by, and other obligations (including contingent obligations) of, TMUS and its Subsidiaries thereunder and under all related documentation.
(iii)    DT shall cause TMUS to issue and deliver to DT or one of its Subsidiaries designated by DT, and DT shall purchase or cause such designated Subsidiaries to purchase, notes in the aggregate principal amount of $11,200,000,000 (together with any Additional DT Notes issued pursuant to Section 4.13(c) below, the “DT Notes”), which shall have, and be issued pursuant to an indenture containing, the terms set forth on Exhibit F and Exhibit G, respectively, as such Exhibits are or have been amended from time to time, and otherwise reasonably acceptable to DT and MetroPCS, in exchange for an obligation of DT or one of its Subsidiaries to disburse to TMUS an amount equal to the aggregate principal amount of such DT Notes.
(iv)    DT or one of its Subsidiaries designated by DT shall have an obligation to pay TMUS an amount equal to the excess, determined on an arm's length basis (as reasonably determined by TMUS and DT taking into account the respective interest rates, maturity profile and other relevant factors and supported by an investment bank fair market value analysis), of the fair market value of (A) the portion of the DT Notes having an aggregate principal amount equal to the amount of the Intercompany Indebtedness assumed by DT or one of its Subsidiaries pursuant to clause (ii) hereof over (B) the Intercompany Indebtedness assumed by DT or one of its Subsidiaries pursuant to clause (ii) hereof.
(v)    TMUS and DT or one of its Subsidiaries designated by DT shall set off the payment obligations described in clauses (i), (ii), (iii) and (iv) against each other and TMUS shall distribute as a dividend to Holding, prior to the Closing Date, any net receivable resulting from such setoff (or pay to DT or a Subsidiary designated by DT any net payable resulting from such setoff, but not to exceed any cash held by TMUS and its Subsidiaries available for distribution to DT or its Subsidiaries (except TMUS and its Subsidiaries) as a dividend on or prior to the Closing Date). As of 11:59 p.m., prevailing Eastern Time, on the Closing Date, there shall be no Intercompany Indebtedness outstanding owed by TMUS and its Subsidiaries to DT or one of its Subsidiaries (other than TMUS and its Subsidiaries), the DT Notes shall be issued and outstanding, TMUS and its Subsidiaries shall have no other liability or obligation pursuant to this Section 4.13, and DT shall have no further obligation to disburse to TMUS all or any portion of the purchase price of the DT Notes.
For the avoidance of doubt, Annex A hereto indicates the changes to Section 4.13(b) in blackline form.

2.3    Amendment to Form of Stockholder's Agreement, Exhibit C to the Agreement. Sections 4.2(a) and 4.2(b) of the form of Stockholder's Agreement that is Exhibit C of the Agreement, and accordingly the Stockholder's Agreement to be entered into as of the Closing, substantially in the form attached as Exhibit C, shall be amended and restated as follows:
(a)    The Stockholder shall not Transfer any Registrable Shares during the 18-month period commencing at the Closing (the “Lock-Up Period”) other than Transfers (i) approved by a majority of the Directors, which majority includes a majority of the Non-Affiliated Directors, (ii) in connection with any transaction (including any merger or other consolidation or reorganization, tender or exchange offer, or any other similar transaction) generally available to holders of Common Stock, or to which shares of Common Stock are subject, on terms at least as favorable to such holders of Common Stock as those on which the Stockholder participates in such transaction, or (iii) following the 183-day period commencing at the Closing, in transactions not involving the public offer or sale of Registrable Shares and in which the applicable transferee(s) shall be subject to the restrictions set forth in this Section 4.2(a).
(b)    Subject to Section 4.2(a), the Stockholder and its Affiliates may freely Transfer their Common Stock subject to applicable Law, provided that if the Stockholder intends to Transfer any Common Stock to a third party (the “Proposed Acquiror”), as a result of which Transfer (to the knowledge of Stockholder following reasonable inquiry) the Proposed Acquiror's Voting Percentage would be greater than 30% (the “Proposed Sale”), then the Stockholder shall not effect such Proposed Sale other than in accordance with Section 4.2(c).
2.4    Amendments to Exhibit F of the Agreement. Exhibit F of the Agreement shall be amended by:
(a)    deleting the row headed “11 years” in each of Table I and Table II thereof;
(b)    deleting “$1,250” and replacing it with “$600” in the row headed “10 years” in each of Table I and Table II thereof;
(c)    adding after the first sentence of the definition of “Composite Rating” the following: “Notwithstanding the foregoing, for purposes of determining the Composite Rating of any series of DT Notes, in the event that, at the time of such determination, neither S&P nor Moody's has rated the applicable series of DT Notes, then (a) the rating of such series of DT Notes from S&P and/or Moody's, as applicable, shall be deemed, for purposes of this definition, to be the same as (i) the rating by the applicable rating agency of the Company's 6.625% Senior Notes due 2023 or (ii) solely in the event that the 6.625% Senior Notes due 2023 are not outstanding, or are not rated by either rating agency, the rating of any other series of unsecured notes issued by the Company which rank pari passu in right of payment with, and are guaranteed on a similar basis as, the applicable series of DT Notes (and, if multiple series of notes issued by the Company and meeting the requirements of this clause (ii) are outstanding, the rating of the applicable series of DT Notes shall be deemed to be the rating of the series of notes issued by the Company with a remaining tenor closest to the remaining tenor of the applicable series of DT Notes) and (b) in the event that ratings from either rating agency in respect of any notes of the types described in clause (a)(i) or (ii) are not available, for purposes of determining the Adjusted Bond Yield of a Component Bond in relation to such series of DT Notes, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero. If neither S&P nor Moody's has rated a Component Bond, then for purposes of determining the Adjusted Bond Yield of such Component Bond, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero.”;
(d)    deleting “100.0 bps” in each instance where instance where it appears in the definitions of “Initial Rate” and “Reset Rate” and replacing it with “50.0 bps”; and
(e)    deleting “187.5 bps” in the definition of “Permanent Rate” and replacing it with “137.5 bps”.
For the avoidance of doubt, following the amendments set forth above, Exhibit F of the Agreement shall read in its entirety as set forth on Annex B hereto.
2.5    Proxy Supplement. Notwithstanding anything in Section 4.3 of the Agreement to the contrary, MetroPCS and DT shall cooperate to, and MetroPCS shall, as promptly as practicable following the date hereof, and in no event later than April 16, 2013 (unless DT fails to furnish information relating to TMUS that is required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Proxy Statement, or delays furnishing such information to a time when it is no longer practicable for MetroPCS to meet such deadline, in which case such deadline shall be extended to the first practicable date following the furnishing of such information), prepare and file with the SEC a supplement to the Proxy Statement. MetroPCS shall use its reasonable best efforts, and DT shall cooperate with MetroPCS, to respond to any SEC comments with respect to any supplement to the Proxy Statement as promptly as practicable after receipt thereof.
2.6    Date of MetroPCS Stockholders Meeting. Notwithstanding anything in Section 4.4(b) of the Agreement to the contrary, MetroPCS, having duly called and given notice of the MetroPCS Stockholders Meeting and having postponed the MetroPCS Stockholders Meeting until April 24, 2013, agrees to convene and hold the MetroPCS Stockholders Meeting on April 24, 2013; provided that from and after the date of this Amendment, MetroPCS may further postpone or adjourn the MetroPCS Stockholders Meeting only (a) upon the mutual agreement of DT and MetroPCS or (b) to allow time for the filing and dissemination of any supplemental or amended disclosure document (other than the supplement to the Proxy Statement to be filed pursuant to Section 4.3(e)) that the MetroPCS Board has determined in good faith (after consultation with its outside legal counsel) is necessary or required to be filed and disseminated under applicable Laws.
Article III
ADDITIONAL Representations and Warranties
3.1    Additional Representations and Warranties Regarding DT, Global and Holding. DT, Global and Holding hereby represent and warrant to MetroPCS as follows: Each of DT, Global, Holding and TMUS has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by DT, Global, Holding and TMUS of this Amendment and the performance of their respective obligations hereunder have been duly authorized by all necessary action of DT, Global, Holding and TMUS. This Amendment has been duly executed and delivered by DT, Global, Holding and TMUS and, assuming the due authorization, execution and delivery of this Agreement by MetroPCS, constitutes the legal, valid and binding obligation of DT, Global, Holding and TMUS, enforceable against DT, Global, Holding and TMUS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or, as to enforceability, by general equitable principles.

3.2    Additional Representations and Warranties of MetroPCS. MetroPCS hereby represents and warrants to DT as follows: MetroPCS has all requisite power and authority and has taken all action necessary in order to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery by MetroPCS of this Amendment and the performance of its obligations hereunder have been duly authorized by all necessary action of MetroPCS. This Amendment has been duly executed and delivered by MetroPCS and, assuming the due authorization, execution and delivery of this Amendment by DT, constitutes the legal, valid and binding obligation of MetroPCS, enforceable against MetroPCS in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or, as to enforceability, by general equitable principles.
Article IV
Miscellaneous and General
4.1    Ratification; No Further Amendment. Except as expressly amended hereby, all terms, conditions and provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term, condition or provision of the Agreement or any of the documents, schedules or exhibits referred to therein.
4.2    Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes. From and after the date of this Amendment, any reference in the Agreement to “this Agreement”, “hereof”, “herein”, and “hereunder” and words or expressions of similar import shall refer to the Agreement as amended by this Amendment. The provisions of Article VII (Miscellaneous and General) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.
4.3    Entire Agreement. This Amendment, the Agreement (including any annexes and exhibits thereto), the TMUS Disclosure Letter, the MetroPCS Disclosure Letter, the Confidentiality Agreement and, when executed, the Ancillary Agreements, constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first written above.

Deutsche Telekom AG

By: /s/ Timotheus Höttges
Name:    Timotheus Höttges
Title:    Member of the Deutsche Telekom
        Board of Management, Finance

By: /s/ Dr. Thomas Kremer
Name:    Dr. Thomas Kremer
Title: Member of the Deutsche Telekom
Board of Management for Date Privacy, Legal Affairs and Compliance

T-Mobile Global Zwischenholding GmbH

By: /s/ Axel Lützner
Name:     Axel Lützner
Title:     Authorized Signatory

By: /s/ Vicente Vento
Name:     Vicente Vento
Title:     Authorized Signatory

T-Mobile Global Holding GmbH

By: /s/ Axel Lützner
Name:     Axel Lützner
Title:     Authorized Signatory

By: /s/ Vicente Vento
Name:     Vicente Vento
Title:     Authorized Signatory

T-Mobile USA, Inc.

By: /s/ John Legere
Name: John Legere
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]

MetroPCS Communications, Inc.

By: /s/ Roger D. Linquist
Name: Roger D. Linquist
Title: Chief Executive Officer and
Chairman of the Board

[Signature Page to Amendment No. 1 to Business Combination Agreement]

Exhibit B
Amended and Restated Exhibit F to the Agreement
See attached.

B-1

EXECUTION COPY

ANNEX B: Amended and Restated Exhibit F

DT Notes Pricing Schedule[1]

DT Notes (Issued Regardless of Backstop)

TABLE I: PERMANENT NOTES

Tenor	Year[2]	Amount[3]	Call Protection	Call Coupon Schedule[4]	Make-Whole Call[5]
6 years	2019	$1,250	NC-2.0	½, ¼, par thereafter	T+50bps
7 years	2020	$1,250	NC-3.0	½, ¼, par thereafter	T+50bps
8 years	2021	$1,250	NC-4.0	½, ¼, par thereafter	T+50bps
9 years	2022	$1,250	NC-4.0	½, ⅓, ⅙, par thereafter	T+50bps
10 years	2023	$600	NC-5.0	½, ⅓, ⅙, par thereafter	T+50bps
Total		**$5,600**			

TABLE II: RESET NOTES

Tenor	Year	Amount	Reset Date	Call Protection (before Reset)	Tenor after Reset	Call Protection (after Reset)	Call Coupon Schedule[6]	Make-Whole Call
6 years	2019	$1,250	Year 2 Reset Date[7]	NC-Life	4.0 years	NC-2.0	½, par thereafter	T+50 bps
7 years	2020	$1,250	Year 2 Reset Date	NC-Life	5.0 years	NC-2.0	½, ¼, par thereafter	T+50 bps
8 years	2021	$1,250	Year 2.5 Reset Date[8]	NC-Life	5.5 years	NC-2.5	½, ¼, par thereafter	T+50 bps
9 years	2022	$1,250	Year 2.5 Reset Date	NC-Life	6.5 years	NC-2.5	½, ¼, par thereafter	T+50 bps
10 years	2023	$600	Year 3 Reset Date[9]	NC-Life	7.0 years	NC-3.0	½, ¼, par thereafter	T+50 bps
Total		**$5,600**						

---

[1] The pricing of all Deer Notes listed in this Exhibit shall be determined by the attached Pricing Mechanism.
[2] Assumes closing takes place in 2013.
[3] All dollar amounts in this Exhibit are in millions.
[4] Call price on first day of call period and anniversaries of that date.
[5] T means "Treasury Rate."
[6] Call price on first day of call period and anniversaries of that date.
[7] "Year 2 Reset Date" means the second anniversary of the Issue Date.
[8] "Year 2.5 Reset Date" means the date that is six months after the second anniversary of the Issue Date.
[9] "Year 3 Reset Date" means the third anniversary of the Issue Date.

1

Additional DT Notes (Issued if Backstop Used)[10]

TABLE III: PERMANENT NOTES					
Tenor	**Year**	**Maximum Amount**	**Call Protection**	**Call Coupon Schedule[11]**	**Make-Whole Call**
3 years[12]	2016	$500	NC-Life	--	T+50 bps
5 years[13]	2018	$1,250	NC-Life	--	T+50 bps
7 years[14]	2020	$500	NC-4.0	½, ¼, par thereafter	T+50 bps
8 years	2021[15]	$500	NC-4.0	½, ¼, par thereafter	T+50 bps
Total		**$2,750**			

TABLE IV: RESET NOTES[16]		
Tenor	**Year**	**Maximum Amount**
3 years[17]	2016	$500
5 years[18]	2018	$1,250
7 years[19]	2020	$500
8 years	2021[20]	$500
Total		**$2,750**

[10] The Maximum Amount listed for Deer Notes in Tables III and IV reflect the full backstop and no commitment reductions. The allocation of Additional Deer Notes among the series of Deer Notes in Tables III and IV shall be determined, as described in Section 5 of Exhibit I (*Financing Backstop Terms and Conditions*).
[11] Call price on first day of call period and anniversaries of that date.
[12] Assumes transaction closes in 2013.
[13] Assumes transaction closes in 2013.
[14] Assumes transaction closes in 2013.
[15] Assumes transaction closes in 2013.
[16] The Reset Date, Call Protection, Call Coupon Schedule, and Make-Whole Call for each series of Additional Deer Notes in Table IV shall be as described on page 5.
[17] Assumes transaction closes in 2013.
[18] Assumes transaction closes in 2013.
[19] Assumes transaction closes in 2013.
[20] Assumes transaction closes in 2013.

2

Reset Date for Additional DT Notes in Table IV Issued on the Closing Date
(“Initial Backstop Reset Notes”) Includes any Additional Deer Notes in Table IV issued in respect of the Change of Control Backstop on the Closing Date.
The Reset Date applicable to each series of Initial Backstop Reset Notes shall be determined as follows.
A.    The second anniversary of the Issue Date (the “Year 2 Reset Date”)
Each series of Initial Backstop Reset Notes described by the following method shall have its price reset on the Year 2 Reset Date, according to the Pricing Mechanism.
A-1.    Determine the aggregate principal amount of all Initial Backstop Reset Notes outstanding on the Closing Date.
A-2.     Select a set of series of Initial Backstop Reset Notes by adding the outstanding principal amount of each series of Initial Backstop Reset Notes as of the Closing Date, in order of maturity from earliest to latest, until the sum is greater than one third of the amount calculated in Step A-1.
A-3.    From the set of series of Initial Backstop Reset Notes specified by Step A-2, remove the series with the longest maturity. The remaining series of Initial Backstop Reset Notes shall have their price reset on the Year 2 Reset Date.

B.    Six months after the second anniversary of the Issue Date (the “Year 2.5 Reset Date”)
Each series of Initial Backstop Reset Notes described by the following method shall have its price reset on the Year 2.5 Reset Date, according to the Pricing Mechanism.
B-1.    Determine the aggregate principal amount of all Initial Backstop Reset Notes as of the Closing Date that did not have their price reset on the Year 2 Reset Date.
B-2.    Select a set of series of Initial Backstop Reset Notes by adding the principal amount as of the Closing Date of each series of Initial Backstop Reset Notes identified in Step B-1, in order of maturity from earliest to latest, until the sum is greater than one half of the amount calculated in Step B-1.
B-3.    From the set of series of Initial Backstop Reset Notes specified by Step B-2, remove the series with the longest maturity. The remaining series of Initial Backstop Reset Notes shall have their price reset on the Year 2.5 Reset Date.
B.4.    Notwithstanding the foregoing, if there are only two series of Initial Backstop Reset Notes identified in Step B-1, the Reset Date of the series with the earlier maturity shall be the Year 2.5 Reset Date and the Reset Date of the series with the later maturity shall be the Year 3 Reset Date.

C.    The third anniversary of the Issue Date (“Year 3 Reset Date”)
Each series of Initial Backstop Reset Notes that did not have its price reset on the Year 2 Reset Date or the Year 2.5 Reset Date shall have its price reset on the Year 3 Reset Date according to the Pricing Mechanism.

Reset Date for Additional DT Notes in Table IV Issued in Respect of Change of Control Backstop after the Closing Date
If any Initial Backstop Reset Notes were issued on the Closing Date, the Reset Date applicable to each series of Additional DT Notes in Table IV issued after the Closing Date shall be determined as follows: (i) If there is one such series of Additional DT Notes, the Reset Date of such series shall be the third anniversary of the Issue Date; and (ii) if there are two such series of Additional DT Notes, the Reset Date of the series of such notes with the earlier maturity shall be the second anniversary of the Issue Date and the Reset Date of the series of such notes with the later maturity shall be the third anniversary of the Issue Date.
If no Initial Backstop Reset Notes were issued on the Closing Date, the Reset Date applicable to each series of Additional DT Notes in Table IV issued after the Closing Date shall be determined as follows: (i) If there is one such series of Additional DT Notes, the Reset Date of such series shall be the third anniversary of the Issue Date; and (ii) if there are two such series of Additional DT Notes, the Reset Date of the series of such notes with the earlier maturity shall be six months after the second anniversary of the Issue Date and the Reset Date of the series of such notes with the later maturity shall be the third anniversary of the Issue Date.

Potential Terms of the Additional DT Notes in Table IV

Table V provides an overview of the terms of all potential series of Additional DT Notes given the tenor (as specified in Exhibit I (Backstop Terms and Conditions) and possible Reset Dates (as specified on pages 3-4 above).

TABLE V: RESET NOTES – POTENTIAL ADDITIONAL DT NOTES IF BACKSTOP USED							
A	B	C	D	E	F	G	H
Tenor	**Year**	**Reset Date**	**Call Protection (before Reset)**	**Tenor after Reset**	**Call Protection (after Reset)**	**Call Coupon Schedule[22]**	**Make-Whole Call**
3 years	2016	Year 2.0 Reset Date[23]	NC-Life	1.0 years	NC-Life	---	T+50bps
3 years	2016	Year 2.5 Reset Date[24]	NC-Life	0.5 years	NC-Life	---	T+50bps
5 years	2018	Year 2.0 Reset Date	NC-Life	3.0 years	NC-Life	---	T+50bps
5 years	2018	Year 2.5 Reset Date	NC-Life	2.5 years	NC-Life	---	T+50bps
5 years	2018	Year 3.0 Reset Date[25]	NC-Life	2.0 years	NC-Life	---	T+50bps
7 years	2020	Year 2.0 Reset Date	NC-Life	5.0 years	NC-2	½, ¼, par thereafter	T+50bps
7 years	2020	Year 2.5 Reset Date	NC-Life	4.5 years	NC-2	½, ¼, par thereafter	T+50bps
7 years	2020	Year 3.0 Reset Date	NC-Life	4.0 years	NC-2	½, par thereafter	T+50bps
8 years	2021	Year 2.0 Reset Date	NC-Life	6.0 years	NC-3	½, ¼, par thereafter	T+50bps
8 years	2021	Year 2.5 Reset Date	NC-Life	5.5 years	NC-3	½, ¼, par thereafter	T+50bps
8 years	2021	Year 3.0 Reset Date	NC-Life	5.0 years	NC-2	½, ¼, par thereafter	T+50bps

[22] Call price on first day of call period and anniversaries of that date.
[23] "Year 2 Reset Date" means the second anniversary of the Issue Date.
[24] "Year 2.5 Reset Date" means the date that is six months after the second anniversary of the Issue Date.
[25] "Year 3 Reset Date" means the third anniversary of the Issue Date.

5

Pricing Mechanism
Applicable Rates
The interest rate applicable to each series of Permanent Notes shall at all times be the Permanent Rate for such series.
From the Issue Date until the applicable Reset Date, the interest rate applicable to each series of Reset Notes shall be the Initial Rate for such series.
On and after the applicable Reset Date, the interest rate applicable to each series of Reset Notes shall be the Reset Rate for such series.
“Permanent Rate” means, for Permanent Notes of any series, a rate per annum equal to the sum of:
(i)    the Reference Yield as of the Issue Date, plus
(ii)    137.5 bps, plus
(iii)    the Maturity Adjustment for DT Notes of such series as of the Issue Date (the sum of (i), (ii), and (iii), for purposes of this definition, the “Permanent Specified Rate”), plus
(iv)    the OID Amount applicable to DT Notes of such series based on the Permanent Specified Rate.
“Initial Rate” means, for Reset Notes of any series, a rate per annum equal to the sum of:
(i)    the Reference Yield as of the Issue Date, plus
(ii)    50.0 bps, plus
(iii)    the Maturity Adjustment for DT Notes of such series as of the Issue Date (the sum of (i), (ii), and (iii), for purposes of this definition, the “Initial Specified Rate”), plus
(iv)    the OID Amount applicable to DT Notes of such series based on the Initial Specified Rate.
“Reset Rate” means, for Reset Notes of any series, a rate per annum equal to the sum of:
(i)    the Reference Yield as of the Reset Date, plus
(ii)    50.0 bps, plus
(iii)    the Maturity Adjustment for DT Notes of such series as of the Reset Date, plus

(iv)    the amount that was included in the calculation of the Initial Rate of such series of DT Notes on the Issue Date pursuant to clause (iv) of the definition of “Initial Rate”.
“Maturity Adjustment” means, for any series of DT Notes as of any specified date, an amount (which may be negative) equal to the product of (i)(a) the Remaining Tenor of such series of DT Notes minus (b) the number eight (8) and (ii) 12.5 basis points.
“OID Amount” means, as to DT Notes of any series for any Permanent Specified Rate or Initial Specified Rate, the difference between (i) the effective yield to maturity that would be applicable to newly-issued notes having the same Remaining Tenor as such series of DT Notes, with a coupon equal to the Permanent Specified Rate or Initial Specified Rate (as applicable), that were issued with 200 bps of original issue discount, and (ii) such Permanent Specified Rate or Initial Specified Rate (as applicable), .
“Reference Yield” means, as of any date of determination, a rate per annum, as determined by the Calculation Agent in a commercially reasonable manner, equal to the sum of:
(i) the product of (a) the Index Weight and (b) the Average Adjusted Index Yield as of such date; plus,
(ii) the product of (a) the Comparable Bond Weight and (b) the Average Adjusted Comparable Bond Yield as of such date; plus,
(iii) the product of (a) the Company Bond Weight and (b) the Average Adjusted Company Bond Yield as of such date.

Notice of Rates
Within five business days of the Issue Date, Issuer will send a notice to each holder and the trustee, specifying the Permanent Rate and the Initial Rate, and setting forth in reasonable detail the manner in which each such rate was calculated. Within five business days of each Reset Date, Issuer will send a notice to each holder and the trustee, specifying the Reset Rate for such Reset Date, and setting forth in reasonable detail the manner in which each such rate was calculated.

Telecom HY Index Definitions
“Average Adjusted Index Yield” means, as of any date of determination, the arithmetic average of the Adjusted Index Yield for each Component Index as of such date.
“Index Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-half; and (ii) if (a) the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is one or more, or (b) the number of Qualified Company Bonds is zero and the number of Qualified Comparable Bonds is one or more, two-thirds; and (iii) if the number of Qualified Comparable Bonds is zero and the number of Qualified Company Bonds is zero, one.
“JPM HY Index” means the “JP Morgan Domestic Telecom High Yield Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “Successor Index”), then the Calculation Agent shall substitute the Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.
“CS HY Index” means the “Credit Suisse US Liquid High Yield Telecom Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “CS Successor Index”), then the Calculation Agent shall substitute the CS Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.
“BAML HY Index” means the “Bank of America Merrill Lynch US High Yield Telecommunications (H0TC) Index”; provided, that (i) if the sponsor of such index discontinues calculation of such index, and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such index (such comparable index, the “BAML Successor Index”), then the Calculation Agent shall substitute the BAML Successor Index for such index for all purposes hereunder; and (ii) in the event that the sponsor of such index discontinues publication of such index and the Calculation Agent determines that no suitable successor or substitute index is available for such index, the Calculation Agent will calculate the Daily Yield to Worst and Effective Yield to Worst Time for such index in accordance with the formula for and method of calculation last in effect as to such index prior to its discontinuance, but using only those securities with such weightings as comprised such index immediately prior to its discontinuance.

Comparable Bond Definitions
“Average Adjusted Comparable Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Comparable Bonds as of such date.
“Comparable Bond Weight” means: (i) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Comparable Bonds is zero, zero.
“Comparable Issuer” means Sprint Nextel Corporation or any successor or assign.
“Qualified Comparable Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:
(i) is issued by the Comparable Issuer;
(ii) has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;
(iii) has an Average Bond Price during the Calculation Period of not less than 800.00 or greater than 1200.00 (per $1000.00 of principal amount);
(iv) for which the date that results in the yield to worst is not less than four (4) and not greater than ten (10) years from such date of determination;
(v) for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and
(vi) which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

Company Bond Definitions
“Average Adjusted Company Bond Yield” means, as of any date of determination, the arithmetic average of the Adjusted Bond Yields for each of the Qualified Company Bonds as of such date.
“Company Bond Weight” means: (i) if the number of Qualified Company Bonds is one or more and the number of Qualified Comparable Bonds is zero, one-third; (ii) if the number of Qualified Comparable Bonds is one or more and the number of Qualified Company Bonds is one or more, one-quarter; and (iii) if the number of Qualified Company Bonds is zero, zero.
“Qualified Company Bonds” means, as of any date of determination, each series of publicly-traded unsecured notes that:
(i) is issued by the Issuer;
(ii) has a minimum aggregate principal amount outstanding as of such date of at least $1.0 billion;
(iii) has an Average Bond Price during the Calculation Period of not less than 800.00 or greater than 1200.00 (per $1000.00 of principal amount);
(iv) for which the date that results in the yield to worst is not less than four (4) and not greater than (10) years from such date of determination;
(v) for which there are at least five Trading Days in the Calculation Period on which there is a reported trade of such Qualified Comparable Bond in an amount greater than $500,000 of principal amount; and
(vi) which was not subject, on any date during the Calculation Period, to a publicly announced tender offer, exchange offer, or any transaction that would result or has resulted in a change of control.

General Definitions
“Adjusted Bond Yield” means, for any Component Bond as of any date of determination:
(i)    the Average Yield to Worst of such Component Bond as of such date, plus
(ii)    an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) the number of days until the date that results in the yield to worst of such Component Bond, and (b) the fraction 12.5 basis points divided by three hundred sixty-five (365); plus
(iii)    an amount (which may be negative) equal to the product of (a)(1) the score set forth in the definition of “Composite Rating” for the Composite Rating of the applicable series of DT Notes, minus (2) the score set forth in the definition of “Composite Rating” for the Composite Rating of such Component Bond, and (b) 50 basis points.
“Adjusted Index Yield” means, for any Component Index as of any date of determination:
(i)    the Average Yield to Worst of such Component Index as of such date, plus
(ii)    an amount (which may be negative) equal to the product of (a)(1) the number of days until a date that is eight (8) years from such date of determination, minus (2) Effective Yield to Worst Time of such Component Index, and (b) the fraction 12.5 basis points divided by three hundred sixty-five (365).
“Average Yield to Worst” means, as to any Component on any date of determination, the arithmetic average of the Daily Yield to Worst of such Component on each Trading Day in the Calculation Period.
“Average Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the Daily Bond Price of such Component on each Trading Day in the Calculation Period.
“Bloomberg” means Bloomberg Financial Markets.
“Calculation Agent” means [], or such other nationally recognized investment bank as is selected by DT.
“Calculation Period” means, as to any date of determination, the period that begins on the first Trading Day on or following the day that is 45 days prior to such date and ends on such date.
“Component” means any Component Bond or any Component Index.
“Component Bond” means any Qualified Comparable Bond or any Qualified Company Bond.
“Component Index” means the JPM HY Index, the CS HY Index, and the BAML HY Index.

“Composite Rating” means (i) if such Security is rated by either S&P or Moody's, but not both, the composite rating indicated on the chart below as corresponding to the rating given to such Security by S&P or Moody's; and (ii) if such Security is rated by both S&P and Moody's, the composite rating indicated on the chart below as corresponding to a score equal to the average (rounded up to the nearest integer) of the scores assigned on the chart below to such Security's S&P rating and such Security's Moody's rating.
Notwithstanding the foregoing, for purposes of determining the Composite Rating of any series of DT Notes, in the event that, at the time of such determination, neither S&P nor Moody's has rated the applicable series of DT Notes, then (a) the rating of such series of DT Notes from S&P and/or Moody's, as applicable, shall be deemed, for purposes of this definition, to be the same as (i) the rating by the applicable rating agency of the Company's 6.625% Senior Notes due 2023 or (ii) solely in the event that the 6.625% Senior Notes due 2023 are not outstanding, or are not rated by either rating agency, the rating of any other series of unsecured notes issued by the Company which rank pari passu in right of payment with, and are guaranteed on a similar basis as, the applicable series of DT Notes (and, if multiple series of notes issued by the Company and meeting the requirements of this clause (ii) are outstanding, the rating of the applicable series of DT Notes shall be deemed to be the rating of the series of notes issued by the Company with a remaining tenor closest to the remaining tenor of the applicable series of DT Notes) and (b) in the event that ratings from either rating agency in respect of any notes of the types described in clause (a)(i) or (ii) are not available, for purposes of determining the Adjusted Bond Yield of a Component Bond in relation to such series of DT Notes, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero. If neither S&P nor Moody's has rated a Component Bond, then for purposes of determining the Adjusted Bond Yield of such Component Bond, clause (iii) of the definition of Adjusted Bond Yield shall be deemed to be zero.
“Daily Yield to Worst” means:
(i) as to any Component Bond on any date of determination, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the yield to worst of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source; and
(ii) as to any Component Index on any date of determination, the yield to worst of such Component Index for such date as reported by the Pricing Source.
“Daily Bond Price” means, as to any Component Bond on any date of determination, the arithmetic average of the price of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on such date (or, if there are no reported trades of such Component Bond in an amount greater than $500,000 of principal amount on such date, the arithmetic average of the price of each reported trade of such Component Bond in an amount greater than $500,000 of principal amount on the next preceding Trading Day during the Calculation Period on which there was such a trade), determined by reference to the Pricing Source.
“Effective Yield to Worst Time” means, as to any Component Index, the number of days to the date that results in the yield to worst implied by such Component Index, as reported by the Pricing Source, or if not reported by the Pricing Source, as calculated by the Calculation Agent in good faith.
“Issue Date” means, as to any series of DT Notes, the date on which such series of DT Notes were initially issued.
“Moody's” means Moody's Investors Service, Inc., and its successors.
“Pricing Source” means (i) with respect to any Component Index, the index sponsor; and (ii) with respect to any Component Bond, TRACE as provided by Bloomberg. Except where another source or method is specified, the Pricing Source shall be used for all applicable purposes hereunder. If the Pricing Source for any Component is unavailable at any time for any reason, and an alternative source or method is not expressly provided herein, the Calculation Agent shall determine a suitable substitute source in good faith.
“Relevant Exchange” means, for any Component Bond, the primary exchange or quotation system on which such Component Bond is traded or quoted, as determined by the Calculation Agent.
“Reset Date” means the date that is [24] [30] [36] months after the Issue Date.
“Remaining Tenor” means, for any series of DT Notes as of any specified date, the number of days from such specified date to the Stated Maturity for such series of DT Notes, divided by three hundred sixty-five (365).
“Security” means any series of DT Notes or any Component Bond.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Trading Day” means (i) with respect to any Component Index, any date on which the sponsor of such index reports an updated value for such index; and (ii) with respect to any Component Bond, a day, as determined by the Calculation Agent, on which the Relevant Exchange with respect to such Component Bond is scheduled to be open for trading for their respective regular trading sessions or on which such Component Bond is quoted, as applicable.